SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ANDRX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING PROXY
PURPOSES OF THE ANNUAL MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH OF ANDRX COMMON STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 PROPOSAL TO APPROVE 2000 STOCK OPTION PLAN AS AMENDED AND RESTATED
PROPOSAL 3 PROPOSAL TO AMEND THE ANDRX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
OTHER BUSINESS
INFORMATION CONCERNING STOCKHOLDER PROPOSALS

ANDRX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2003

To the Stockholders of Andrx Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Andrx Corporation, a Delaware corporation (“Andrx”), will be held at the Renaissance Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, at 9:00 A.M.(Eastern Time) on June 13, 2003 for the following purposes:

1. To elect three directors of Andrx to serve until 2006;

2. To consider and vote upon a proposal to amend Andrx’s 2000 Stock Option Plan (the “2000 Plan”) to permit the grant of restricted stock awards, performance units and stock appreciation rights, in addition to stock options;

3. To consider and vote upon a proposal to amend Andrx’s Employee Stock Purchase Plan (the “Employee Purchase Plan”) to increase the number of shares of Andrx common stock that may be issued under the Employee Purchase Plan from 400,000 to 650,000 shares;

4. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Andrx’s independent auditors for the fiscal year ending December 31, 2003; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on April 25, 2003 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

      Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Scott Lodin, Secretary

Davie, Florida

May 9, 2003

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD, MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

ANDRX CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2003

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

      This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Andrx Corporation, a Delaware corporation (“Andrx”), of proxies from the holders of Andrx Corporation — Andrx Group common stock, par value $0.001 per share (“Andrx common stock”), for use at the Annual Meeting of Stockholders of Andrx to be held at 9:00 A.M. (Eastern Time) on June 13, 2003, at the Renaissance Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, and at any adjournments or postponements thereof (the “Annual Meeting”) pursuant to the enclosed Notice of Annual Meeting.

      This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about May 9, 2003. Stockholders should review the information provided herein in conjunction with Andrx’s Annual Report to Stockholders (the “Annual Report”), which accompanies this Proxy Statement. Andrx’s principal executive offices are located at 4955 Orange Drive, Davie, Florida 33314, and its telephone number is (954) 584-0300.

INFORMATION CONCERNING PROXY

      The enclosed proxy is solicited on behalf of Andrx’s Board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with Andrx’s Secretary at Andrx’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Andrx at or prior to the Annual Meeting.

      The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by Andrx. In addition to the use of mail, employees of Andrx may solicit proxies personally, by telephone and by the Internet. Andrx’s employees will receive no compensation for soliciting proxies other than their regular salaries. Andrx may engage the use of a proxy solicitor to solicit proxies in connection with the Annual Meeting. The cost of any proxy solicitor will be borne by Andrx. Andrx may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Andrx may reimburse such persons for their expenses in so doing.

PURPOSES OF THE ANNUAL MEETING

      At the Annual Meeting, stockholders will consider and vote upon the following matters:

1. To elect three directors of Andrx to serve until 2006;

2. To consider and vote upon a proposal to amend Andrx’s 2000 Stock Option Plan (the “2000 Plan”) to permit the grant of restricted stock awards, performance units and stock appreciation rights, in addition to stock options;

3. To consider and vote upon a proposal to amend Andrx’s Employee Stock Purchase Plan (the “Employee Purchase Plan”) to increase the number of shares of Andrx common stock that may be issued under the Employee Purchase Plan from 400,000 to 650,000 shares;

4. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Andrx’s independent auditors for the fiscal year ending December 31, 2003; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

      Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, those shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      The Board has set the close of business on April 25, 2003 as the record date (the “Record Date”) for determining stockholders of Andrx entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 71,871,242 shares of Andrx common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Andrx common stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting.

      The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Andrx common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Andrx common stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Andrx common stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

      Prior to the Annual Meeting, Andrx will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Andrx common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

      A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of directors and certain other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To Andrx’s knowledge, the following table sets forth certain information regarding the beneficial ownership of the Andrx common stock as of the Record Date, by (i) each person or entity known by Andrx to beneficially own more than 5% of the outstanding shares of Andrx common stock; (ii) each director of Andrx; (iii) each of the Named Executive Officers (as defined below in Executive Compensation — Summary Compensation Table); and (iv) all directors and executive officers of Andrx as a group.

Name and Address	Number of Shares		% of Class
of Beneficial Owner(1)	Beneficially Owned(2)		Outstanding

Richard J. Lane	115,000	(3)	*
Elliot F. Hahn, Ph.D.	1,471,085	(4)	2.0
Scott Lodin	118,204	(5)	*
Angelo C. Malahias	191,995	(6)	*
Lawrence J. Rosenthal	122,060	(7)	*
Tamara A. Baum	20,000	(8)	*
Joseph E. Breslin	10,000	(9)	*
Lawrence J. DuBow	71,019	(10)	*
Carter H. Eckert	—		*
Irwin C. Gerson	65,032	(11)	*
Timothy E. Nolan	101,503	(12)	*
Thomas P. Rice	—		*
Michael A. Schwartz, Ph.D.	93,422	(13)	*
Melvin Sharoky, M.D.	324,762	(14)	*
All directors and executive officers as a group (14 persons)	2,704,082	(15)	3.7

*	Less than 1%

(1)	The address of each person named in the table is c/o Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314.

(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Andrx common stock listed, which includes shares of Andrx common stock that such persons have the right to acquire a beneficial interest within 60 days from the date of this report based on 71,871,242 shares of Andrx common stock outstanding on the Record Date. Does not include unvested restricted stock units to Messrs. Lane, Lodin, Malahias and Rosenthal, over which they have no voting or dispositive power and no right to any dividends.

(3)	Represents 22,000 shares of Andrx common stock held jointly with Mr. Lane’s spouse, 10,000 vested restricted stock units and 83,000 shares of Andrx common stock issuable upon the exercise of stock options.

(4)	Represents 132,930 shares of Andrx common stock held directly by Dr. Hahn, 6,730 shares of Andrx common stock held by Dr. Hahn’s spouse, 1,203,111 shares of Andrx common stock held in a family foundation, 24,012 shares of Andrx common stock held in trust for the benefit of one of Dr. Hahn’s children and 104,202 shares of Andrx common stock issuable upon the exercise of stock options.

(5)	Represents 11,176 shares of Andrx common stock owned directly by Mr. Lodin, 2 shares of Andrx common stock held as custodian for his minor children and 107,026 shares of Andrx common stock issuable upon the exercise of stock options. Does not include shares of Andrx common stock issuable upon the exercise of stock options beneficially owned by Mr. Lodin’s former spouse pursuant to a divorce decree.

(6)	Represents 1,178 shares of Andrx common stock owned directly by Mr. Malahias, 18,400 shares of Andrx common stock held jointly with Mr. Malahias’ spouse, 4,800 shares of Andrx common stock held as custodian for Mr. Malahias’ minor children and 167,617 shares of Andrx common stock issuable upon the exercise of stock options.

(7)	Represents 1,000 shares of Andrx common stock owned directly by Mr. Rosenthal, 21,000 shares of Andrx common stock held jointly with Mr. Rosenthal’s spouse, 7 shares of Andrx common stock held as custodian for Mr. Rosenthal’s minor child and 100,053 shares of Andrx common stock issuable upon the exercise of stock options.

(8)	Represents 20,000 shares of Andrx common stock issuable upon the exercise of stock options by Ms. Baum.

(9)	Represents 5,000 shares of Andrx common stock owned directly by Mr. Breslin and 5,000 shares of Andrx common stock issuable upon the exercise of stock options.

(10)	Represents 40,014 shares of Andrx common stock owned directly by Mr. DuBow, 6,000 shares of Andrx common stock owned by a family trust and 25,005 shares of Andrx common stock issuable upon the exercise of stock options.

(11)	Represents 4 shares of Andrx common stock owned directly by Mr. Gerson, 7 shares of Andrx common stock held jointly with Mr. Gerson’s spouse and 65,021 shares of Andrx common stock issuable upon the exercise of stock options.

(12)	Represents 10,874 shares of Andrx common stock owned directly by Mr. Nolan and 90,629 shares of Andrx common stock issuable upon the exercise of stock options.

(13)	Represents 5,897 shares of Andrx common stock owned directly by Dr. Schwartz and 87,525 shares of Andrx common stock issuable upon the exercise of stock options.

(14)	Represents 140,863 shares of Andrx common stock directly owned by Dr. Sharoky, 3,766 shares of Andrx common stock held by Dr. Sharoky as a custodian for his minor children, 20,007 shares of Andrx common stock held in Dr. Sharoky’s IRA and 160,126 shares of Andrx common stock issuable upon the exercise of stock options.

(15)	Includes 1,015,204 shares of Andrx common stock issuable upon the exercise of stock options.

ELECTION OF DIRECTORS

      Andrx’s Certificate of Incorporation provides that the Board be divided into three classes. Each class of directors serves a staggered three-year term. Joseph E. Breslin, Irwin C. Gerson, Carter H. Eckert and Dr. Michael A. Schwartz hold office until the 2003 Annual Meeting. Dr. Elliot F. Hahn, Timothy E. Nolan, Lawrence J. DuBow and Thomas P. Rice hold office until the 2004 Annual Meeting. Richard J. Lane, Tamara A. Baum and Dr. Melvin Sharoky hold office until the 2005 Annual Meeting. Dr. Michael A. Schwartz is retiring from the Board and will not seek re-election.

      At the Annual Meeting, three directors will be elected by the stockholders to serve until the Annual Meeting to be held in 2006 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to Andrx, will be voted FOR the election of directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

Nominees

      On March 17, 2003, the Board approved the Corporate Governance/Nominating Committee’s recommendation that the following persons be nominated:

Name	Age	Position with Andrx

Joseph E. Breslin	49	Director
Carter H. Eckert	61	Director
Irwin C. Gerson	73	Director

      Joseph E. Breslin has served as an Andrx director since May 2002. Since March 2003, Mr. Breslin has been a private investor. From September 1999 through March 2003, Mr. Breslin served as a Senior Managing Director of Whitehall Asset Management, Inc., a private asset management firm and President and a director of Whitehall Funds. From September 1994 through September 1999, Mr. Breslin served as President of J.E. Breslin & Co., a consulting firm that specialized in the investment management business. Mr. Breslin currently serves as a director of Kinetics Mutual Funds, Inc.

      Carter H. Eckert was appointed a director of Andrx on April 1, 2003. In February 2003, Mr. Eckert was named Chairman and Chief Executive Officer of IMPATH Inc., a provider of cancer information and analyses for cancer patients, where he has been a Board member since April 2002. From 1995 through March 2001, Mr. Eckert served as President and Chief Executive Officer of Knoll Pharmaceutical Company and President of the Americas for Knoll’s parent company, BASF Pharma. Prior to joining BASF Pharma in 1995, Mr. Eckert was President and Chief Executive Officer of Boots Pharmaceuticals, Inc. from 1986 to 1995. Mr. Eckert serves on the Board of OraSure Technologies, Inc., a company that develops, manufactures and markets oral fluid specimen collection devices and other medical devices. Mr. Eckert is also a member of the Aethena Group, LLC Advisory Board and a Trustee of Caldwell College and Morristown Memorial Health Foundation.

      Irwin C. Gerson has served as a director of Andrx since November 1993. Mr. Gerson retired in December 1998. From 1995 until December 1998, Mr. Gerson served as Chairman of Lowe McAdams Healthcare, a division of the Interpublic Group and from 1986 through 1995, Mr. Gerson served as Chairman and CEO of William Douglass McAdams, Inc., a healthcare marketing, communications and public relations company. Mr. Gerson also is a member of the board of trustees of several academic institutions, including Long Island University, Albany College of Pharmacy and is Chairman of the Council of Overseers of the Arnold and Marie Schwartz College of Pharmacy. Mr. Gerson is currently Vice President of the Lifetime Learning Society at Florida Atlantic University. Mr. Gerson is also a director of Exegenics Inc., a biotech company that focuses on developing therapeutic products for human diseases and ENZO Biochem, Inc., a life sciences and biotechnology company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL

OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

      Set forth below is certain information concerning the directors who are not currently standing for election and the executive officers as of December 31, 2002, who are not directors:

			Year Current
			Term
Name	Age	Position with Andrx	Expires

Richard J. Lane	52	Andrx Corporation Chief Executive Officer and Director	2005
Elliot F. Hahn, Ph.D.	58	Andrx Corporation Chairman Emeritus and Director	2004
Scott Lodin	47	Andrx Corporation Executive Vice President, General Counsel and Secretary	N/A
Angelo C. Malahias	41	Andrx Corporation Senior Vice President and Chief Financial Officer	N/A
Lawrence J. Rosenthal	57	Andrx Pharmaceuticals, Inc. Executive Vice President	N/A
Daniel H. Movens	45	Anda, Inc. Executive Vice President	N/A
Tamara A. Baum	49	Lead Director	2005
Lawrence J. DuBow	71	Director	2004
Timothy E. Nolan	47	Director	2004
Thomas P. Rice	53	Director	2004
Melvin Sharoky, M.D.	52	Director	2005

      Richard J. Lane joined Andrx as Chief Executive Officer and a director in June 2002. From 1995 through 2002, Mr. Lane served in various capacities for Bristol-Myers Squibb Company and its subsidiaries, including as Executive Vice President, President, Worldwide Medicines Group and as a member of its Executive Committee from January 2000 through March 2002, as President of U.S. Medicines Group and Global Marketing from January 1999 through January 2000, as President of U.S. Pharmaceuticals Group from December 1997 through January 1999, as President of U.S. Primary Care from January 1997 through December 1997, and as Senior Vice President of Marketing and Medical, U.S. Primary Care Division from 1995 through January 1997. In 1995, Mr. Lane served as Senior Vice President of U.S. Marketing and Medical for Sandoz Pharmaceuticals, Inc. From 1994 through 1995, Mr. Lane served as a consultant to Schering-Plough Corporation. Mr. Lane also worked for Merck & Company, Inc. from 1980 through 1994, serving in various positions of increasing responsibilities. Mr. Lane serves as a member of the board of directors of Millipore Corporation, a bioscience company that provides tools and services for the discovery, development and production of pharmaceutical products.

      Dr. Elliot F. Hahn, Andrx Chairman Emeritus, has been with Andrx since February 1993 as a director, and served as President from February 1993 through March 2003, as CEO from October 2001 through June 2002, and as Chairman of the Board from June 2002 through March 2003. Dr. Hahn was a Vice President, Scientific Affairs of IVAX Corporation, from June 1990 through February 1993, as well as the Vice President of Research of Baker Norton Pharmaceuticals, a subsidiary of IVAX, from 1988 through 1993. Dr. Hahn serves as a member of the board of directors of Able Laboratories, Inc., a developer and manufacturer of generic pharmaceuticals.

      Scott Lodin, Andrx Corporation Executive Vice President, General Counsel and Secretary, has been with Andrx since January 1994. Mr. Lodin was the Secretary and a director of Cybear Inc. (“Cybear”), formerly a publicly held subsidiary of Andrx, from February 1997 until September 2000. Prior to joining Andrx, Mr. Lodin was Special Counsel to the law firm of Hughes, Hubbard & Reed and a predecessor firm where he practiced primarily in the areas of corporate and commercial law. Mr. Lodin has served as a member of the board of directors of the Generic Pharmaceutical Association (“GPhA”), the generic industry trade association.

      Angelo C. Malahias, Andrx Corporation Senior Vice President and Chief Financial Officer, has been with Andrx since January 1996. Mr. Malahias was a director of Cybear Inc. from April 1999 until September 2000. Mr. Malahias was Vice President and Chief Financial Officer of Circa Pharmaceuticals, Inc. (“Circa”) from January 1995 to January 1996, where he also served as Corporate Controller from July 1994 to January 1995. Mr. Malahias was employed by KPMG LLP from 1983 to July 1994.

      Lawrence J. Rosenthal, Andrx Pharmaceuticals, Inc. Executive Vice President of Sales and Marketing, has been with Andrx since January 1999. From 1986 through January 1999, Mr. Rosenthal was employed at Teva Pharmaceuticals, Inc., last serving as its Vice President of Sales and Marketing. Mr. Rosenthal is a member of the board of directors of the GPhA.

      Daniel H. Movens, Anda, Inc. Executive Vice President, has been with Andrx in a number of increasingly responsible positions since 1995. For 15 years before joining Andrx, Mr. Movens was in the retail pharmacy industry, for both independent pharmacies and pharmacy chains.

      Tamara A. Baum has served as a director of Andrx since April 2001 and as Lead Director since March 2003. Since 1999, Ms. Baum has been a private investor. Ms. Baum was Managing Director, Global Head of Health Care Finance for Warburg Dillon Read from 1994 through 1999. Ms. Baum was Managing Director, Co-Head Health Care Group for Kidder, Peabody & Co., Incorporated from 1989 through 1994, and the Director of Corporate Finance — Health Care for Prudential-Bache Capital Funding from 1983 through 1989.

      Lawrence J. DuBow has served as a director of Andrx since April 2000. Since July 2000, Mr. DuBow has been a consultant to Ranbaxy Pharmaceuticals, Inc. (“Ranbaxy”) which purchased the assets of HMS Sales and Marketing, Inc. (“HMS”), a private company which engaged in the marketing of pharmaceutical products, which was founded by Mr. DuBow in 1991 and of which he served as Chairman and CEO. Mr. DuBow currently serves on the board of directors of Noven Pharmaceuticals, Inc.

      Timothy E. Nolan has served as a director of Andrx since September 2000. Mr. Nolan served as President and Chief Operating Officer of Cybear from March 2000 through November 2001 and was a director of Cybear from June 1999 until September 2000. From 1985 through March 2000, Mr. Nolan was employed by Aetna U.S. Healthcare, last serving as Senior Vice President of Aetna U.S. Healthcare in charge of the field organization. Mr. Nolan currently consults for various healthcare companies.

      Thomas P. Rice was appointed a director of Andrx on April 1, 2003. In 1997, Mr. Rice was appointed a Director of Chesapeake Biological Laboratories, Inc., a provider of contract manufacturing services for sterile, injectable pharmaceuticals and assumed the position of President and Chief Executive Officer in January 1999. In 1996, he co-founded Columbia Investments LLC, which invests in emerging service companies. From 1993 to 1996, Mr. Rice was Executive Vice President and Chief Operating Officer of Circa and from 1993 to 1995, Chief Financial Officer of Circa. Mr. Rice was previously employed by Deloitte & Touche LLP from 1978 to 1985.

      Dr. Melvin Sharoky has served as a director of Andrx since November 1995 and also served as its Executive Director from March 1999 through May 2002. Dr. Sharoky was a director of Cybear from April 1999 until September 2000. Dr. Sharoky served as President from 1995 to 2001 and as President and CEO since 2002 of Somerset Pharmaceuticals Inc., a joint venture between Watson Pharmaceuticals, Inc. (“Watson”) and Mylan Pharmaceuticals, Inc. Dr. Sharoky was a director of Watson from July 1995 to May 1998 and from July 1995 through January 1998, Dr. Sharoky was President of Watson. From February 1993 through January 1998, Dr. Sharoky served as the President and CEO of Circa. Dr. Sharoky serves on the board of directors of Insmed Incorporated, a pharmaceutical company which develops products in the field of endocrinology.

      Retiring Director. Dr. Michael A. Schwartz, a director since 1993, is retiring from service as of the date of the Annual Meeting.

Director Compensation

      Board members do not receive any cash retainer for serving on the Board or its committees. Outside directors (currently, Ms. Baum, Dr. Schwartz and Messrs. Breslin, DuBow, Eckert, Gerson and Rice) are each eligible to receive $5,000 for attendance at each regularly scheduled Board meeting, $2,500 for attendance at each non-regularly scheduled in-person Board meeting or additional days of regularly scheduled Board meetings, and $1,000 for participating in each telephonic Board and committee meeting. Committee chairs receive an additional $500 for each committee meeting. The Lead Director (currently, Ms. Baum) receives an additional $3,500 for each Board meeting attended in person, an additional $1,250 for each non-regularly scheduled in-person Board meeting or additional days of regularly scheduled Board meetings, and an additional $1,000 for each telephonic Board meeting. Directors are also eligible to receive grants of stock options at the discretion of the Compensation Committee. All options are granted at fair market value on the date of the grant and expire ten years from the date of the grant. On February 25, 2002, Ms. Baum, Dr. Schwartz and Messrs. DuBow and Gerson were each granted options to purchase 15,000 shares of Andrx common stock at an exercise price of $33.83 per share. On May 6, 2002, Mr. Breslin was granted options to purchase 15,000 shares of Andrx common stock at an exercise price of $45.20 per share.

      Messrs. Lane and Nolan and Drs. Hahn and Sharoky do not receive any cash compensation for their services as a director. Mr. Lane and Dr. Hahn are currently Andrx employees and are compensated for such services in the manner described in the Executive Compensation section. Mr. Nolan and Dr. Sharoky are former Andrx employees and the stock options they received as Andrx employees will continue to vest, according to their original vesting schedules, while they continue to provide services to Andrx as directors.

      In March 2003, subject to stockholder approval of an amendment to the 2000 Plan authorizing the issuance of restricted stock units and other awards (see Proposal 2 herein), the Compensation Committee granted 5,000 restricted stock units to each of Andrx’s current non-employee directors, and 7,500 restricted stock units to the Lead Director, for their participation on the Board during the 2003/4 term. Future annual awards of restricted stock units may be made at the discretion of the Compensation Committee.

Indemnification Agreements

      Andrx has entered into an indemnification agreement with each of its directors and certain of its executive officers. Each indemnification agreement provides that Andrx will indemnify such person against certain liabilities (including settlements) and expenses actually and reasonably incurred by him or her in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of Andrx) to which he or she is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent of Andrx and certain liabilities if so determined by a court of competent jurisdiction, provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Andrx and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of Andrx, a director or executive officer will also be indemnified, to the extent not prohibited by applicable law, against expenses and amounts paid in settlement, and certain liabilities if so determined by a court of competent jurisdiction, actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Andrx.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Andrx’s executive officers, directors and holders of more than 10% of the Andrx common stock to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Such persons are required to furnish Andrx with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, Andrx believes that, with respect to 2002, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been complied with, except: a Form 3 reporting Ms. Baum’s initial ownership which was due in June 2001, was filed in August 2002; a Form 4 reporting transactions for Mr. DuBow that occurred in April 2000 and June 2002 was filed in August 2002; and a Form 4 reporting transactions among entities affiliated with Dr. Hahn that occurred in December 2002 was filed in April 2003.

Meetings and Committees of the Board

Meetings

      During 2002, the Board held 14 meetings and took action by written consent on two occasions. Each director attended at least 75% of the total number of meetings of the Board and Board Committees of which he or she was a member of in 2002. In the aggregate, there was approximately 95% attendance at Board and Board Committee meetings held in 2002.

Committees

      The only standing committees of the Board are the Audit Committee, the Compensation Committee and Corporate Governance/Nominating Committee.

Audit Committee(1)	Responsibilities	Meetings Held

Joseph E. Breslin (Chair)	• Oversee Andrx’s financial controls and reporting processes	19
Tamara A. Baum	• Appoint and oversee the independent auditors
Irwin C. Gerson	• Monitor audit of Andrx’s financial statements
Michael A. Schwartz, Ph.D.	• Review Andrx annual and interim financial statements
Thomas P. Rice	• Review whistleblower hotline activity

(1)	Ms. Baum served as chair of the Audit Committee throughout 2002 and until March 2003, when she assumed the position as Lead Director. Dr. Schwartz will be retiring form the Board and all of its committees as of the 2003 Annual Meeting. Mr. Rice joined the Audit Committee upon his appointment to the Board on April 1, 2003.

      In November 2002, the Audit Committee amended its written charter, a copy of which is attached hereto as Appendix A. In the opinion of the Board, all members of the Audit Committee meet the appropriate tests for independence under the listing standards of the Nasdaq Stock Market, Inc.

Compensation Committee(2)	Responsibilities	Meetings Held

Irwin C. Gerson (Chair)	• Establish compensation and performance criteria for compensation of Andrx’s Chief Executive Officer	7
Michael A. Schwartz, Ph.D.	• Establish compensation and performance criteria for compensation programs of other senior executives
Carter H. Eckert	• Approve and administer stock option plans, employee stock purchase plan and other plans providing compensation for Andrx employees

(2)	Dr. Schwartz will be retiring form the Board and all of its committees as of the 2003 Annual Meeting. Mr. Breslin has been appointed to the Compensation Committee effective as of the 2003

Annual Meeting. Mr. Eckert joined the Compensation Committee as a member upon his appointment to the Board on April 1, 2003.

Corporate Governance/
Nominating Committee(3)	Responsibilities	Meetings Held

Melvin Sharoky, M.D. (Chair)	• Develop qualifications for membership on the Board	2
Joseph E. Breslin	• Recommend nominees for election to serve on the Board
Lawrence J. DuBow	• Evaluate the effectiveness of the Board
Carter H. Eckert	• Evaluate possible conflicts of interest of directors and senior executive officers

(3)	Mr. Breslin served as chair of the Corporate Governance/Nominating Committee beginning with its formation in September 2002 through March 2003, when Dr. Sharoky assumed the position of chair. Mr. Breslin will resign as a member of the Corporate Governance/Nominating Committee effective as of the 2003 Annual Meeting.

      The Corporate Governance/Nominating Committee will consider candidates recommended by other directors, employees and stockholders. Suggestions for nominees should be sent to Andrx’s Secretary, in writing.

      In addition to the nominees for the Board recommended by Corporate Governance/Nominating Committee and approved by the Board, Andrx’s bylaws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors only if timely written notice of the intent to make a nomination at a meeting of stockholders is received by Andrx’s Corporate Secretary at Andrx’s principal executive offices. To be timely, the bylaws generally require that the notice be delivered not less than 60 nor more than 90 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to SEC rules had such nominee been nominated by the Board. Stockholders wishing to nominate persons for election as directors should review carefully Andrx’s bylaws, a copy of which may be obtained by writing the Secretary at the address shown on the cover of the Proxy Statement.

Lead Director

      In March 2003, the Board created the new position of Lead Director and the non-employee directors elected Ms. Baum to serve as the initial Lead Director until her resignation or upon the election of a successor. The primary responsibilities of the Lead Director include:

•	providing input to the CEO and committee chairs on agendas for Board and committee meetings,

•	helping ensure that independent directors have adequate opportunities to meet to discuss issues without management present,

•	presiding over sessions of the Board in which members of management, including management directors, are not present, and

•	enhancing the effectiveness of the Board and its committees.

Report of the Audit Committee of the Board

      Among other things, in carrying out its responsibilities, the Audit Committee:

•	monitors preparation of quarterly and annual financial reports by Andrx’s management, including reviewing quarterly earnings announcements in advance of their issuance with management and representatives of the independent auditors,

•	supervises the relationship between Andrx and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, approving significant non-audit services, and confirming the qualifications and independence of the independent auditors, and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of Andrx’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of Andrx’s internal auditing program.

      As part of its oversight of Andrx’s financial statements, the Audit Committee reviews and discusses with both management and Andrx’s independent auditors all periodic financial statements prior to their issuance. During 2002, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Andrx’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with its independent auditors matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      The Audit Committee reviews major initiatives and programs aimed at strengthening the effectiveness of Andrx’s internal control structure with senior management and the Directors of Financial Controls and Internal Audit. As part of this process, the Audit Committee monitors the scope and adequacy of Andrx’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee, whenever appropriate, meets with Andrx’s independent auditors and with Andrx’s internal auditors, in each case outside of the presence of Andrx’s management.

      Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of Andrx’s audited financial statements in Andrx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee

Joseph E. Breslin (Chair since March 2003)

Tamara A. Baum (Chair throughout 2002 and until March 2003)
Irwin C. Gerson
Michael A. Schwartz, Ph.D.
(Thomas P. Rice did not participate in the Audit Committee’s activities during or with respect to 2002, as he joined the Board and its Audit Committee in
April 2003.)

Audit and Non-Audit Fees

      Fees for services provided by its independent auditors for 2002 and 2001 were as follows:

	2002(1)		2001

	Ernst & Young LLP	Arthur Andersen LLP	Arthur Andersen LLP

Audit Fees	$1,064,000	$20,000	$730,000
Audit Related Fees	479,000	301,000	901,000
Tax	666,000	157,000	319,000
All Other Fees	—	1,787,000	—

(1)	Arthur Anderson LLP (“Andersen”) served as Andrx’s independent auditors through June 19, 2002. Following Andersen’s announced plans to cease operations, the Audit Committee, on June 19, 2002, recommended that the Board appoint Ernst & Young as its new independent auditors, effective on such date.

Audit Fees

      Fees for audit services to Ernst & Young totaled approximately $1,064,000 (including expenses) in 2002, including fees associated with the 2002 annual audit and a re-audit of Andrx’s 2001 financial statements as well as a review of Andrx’s quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2002. Fees for Andersen review of Andrx’s quarterly report on Form 10-Q for the quarter ended March 31, 2002 were approximately $20,000. In 2001, fees to Andersen, Andrx’s independent accountant for 2001, for audit services were approximately $730,000 including fees related to the 2001 annual audit of Andrx’s financial statements and reviews of Andrx’s 2001 quarterly reports on Form 10-Q.

Audit Related Fees

      In 2002, fees for audit related services were approximately $479,000 (including expenses) to Ernst & Young and $301,000 to Andersen. In 2002, audit related services principally consisted of assistance related to the investigation in August 2002 into inappropriate alterations to accounts receivable records by an employee, audits of Andrx’s employee benefit plan and ANCIRC joint venture, as well as consultation on contemplated transactions and accounting matters. Fees to Andersen for audit related services totaled approximately $901,000 in 2001, including consultation on contemplated transactions and accounting matters.

Tax

      In 2002, fees for tax services, including tax compliance, tax advice and tax planning, were approximately $666,000 (including expenses) to Ernst & Young and $157,000 to Andersen. In 2001, fees for tax services, including tax compliance, tax advice and tax planning, were approximately $319,000 to Andersen.

All Other Fees

      There were no other fees for services not described above in 2002 and 2001, except for $1,787,000 to Andersen in 2002 for consulting services related to Andrx’s implementation of the JD Edwards enterprise resource planning system software.

      One or more representatives of Ernst & Young will be present at this year’s Annual Meeting. The representatives will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Information Regarding Change of Independent Auditors

      Following Andersen’s announced plans to cease operations, the Audit Committee, on June 19, 2002, recommended that the Board appoint Ernst & Young as its new independent auditors, effective on such date. Andrx had received and reviewed proposals from nationally-recognized accounting firms and the decision to appoint Ernst & Young reflected the Chief Financial Officer’s and the Audit Committee’s judgment as to which firm was best suited to deliver external audits to Andrx in light of relevant factors such as the firm’s depth of experience, breadth of resources, ability to handle transition issues and location of key personnel.

      Andersen’s reports on Andrx’s consolidated financial statements for 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      Moreover, during 2000, 2001 and 2002 (through June 19, 2002, the date Andrx determined to no longer engage Andersen), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Andrx’s consolidated financial statements for such years and there were no reportable events as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

      During 2000, 2001 and 2002 (through June 19, 2002), Andrx did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Andrx’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

      For various reasons, including its August 2002 discovery that an Andrx employee had inappropriately altered its accounts receivable records and Andersen had ceased its operations, Andrx requested that Ernst & Young re-audit Andrx’s 2001 consolidated financial statements. The re-audit did not result in a change to the 2001 consolidated financial statements as filed in Andrx’s Annual Report on Form 10-K for 2001. Ernst & Young’s auditors’ report, included in Andrx’s Annual Report on Form 10-K for 2002, included an unqualified opinion on Andrx’s consolidated financial statements for the years ended December 31, 2002 and 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information concerning compensation for the years ended December 31, 2002, 2001 and 2000 received by CEO Richard J. Lane, beginning June 3, 2002; by Dr. Elliott F. Hahn, who served as CEO from October 2001 through June 2, 2002 and by other executive officers whose annual salaries and bonuses exceeded $100,000 for 2002 (together with the CEO, the “Named Executive Officers”):

	Annual Compensation					Long Term Compensation

						Restricted
						Stock	Securities
	Fiscal			Other Annual		Awards	Underlying
Name And Principal Position	Year	Salary($)	Bonus($)	Compensation($)		(#)($)(1)	Options(#)(2)

Richard J. Lane(3)	2002	$334,600	$240,000	$115,700	(4)	$4,500,000	500,000
Chief Executive Officer
Elliot F. Hahn, Ph.D.(3)	2002	$516,900	$160,000	$22,400	(5)	—	—
Chairman Emeritus	2001	$398,000	$175,000	$21,400	(5)	—	150,000
	2000	$294,400	$100,000	$21,300	(5)	—	100,000
Scott Lodin	2002	$413,700	$160,000	$18,300	(6)	$507,500	—
Executive Vice President,	2001	$323,600	$150,000	$16,200	(6)	—	110,000
General Counsel and Secretary	2000	$249,000	$100,000	$15,700	(6)	—	24,000
Angelo C. Malahias	2002	$361,700	$135,000	$24,200	(7)	$507,500	15,000
Senior Vice President and	2001	$273,600	$110,000	$18,800	(7)	—	110,000
Chief Financial Officer	2000	$199,400	$75,000	$18,400	(7)	—	40,000
Lawrence J. Rosenthal(8)	2002	$305,900	$115,000	$25,700	(9)	$507,500	—
Andrx Pharmaceuticals, Inc.
Executive Vice President

(1)	In connection with Mr. Lane’s employment agreement, on June 3, 2002, the Compensation Committee granted Mr. Lane 100,000 restricted stock units. The value of this award as shown in the table is based on the $45.00 closing price of the Andrx common stock on the Nasdaq National Market on May 17, 2002, the business day preceding the execution of the employment agreement by the parties. On December 1, 2002, the Compensation Committee granted each of Messrs. Lodin, Malahias and Rosenthal 35,000 restricted stock units. The value of this award as shown in the table is based on the $14.50 closing price of the Andrx common stock on the Nasdaq National Market on the date of grant. There are no dividend rights associated with the restricted stock units.

(2)	Represents options to purchase shares of Andrx common stock granted to the Named Executive Officers.

(3)	Dr. Hahn served as CEO of Andrx from October 2001 though June 2, 2002, when Mr. Lane was appointed CEO. Dr. Hahn served as Andrx’s President throughout 2002 and until March 2003, when he retired as President and Chairman of the Board and was appointed Chairman Emeritus.

(4)	Represents relocation expenses, health insurance premium reimbursements, group term life insurance benefits, an automobile allowance and country club membership dues.

(5)	Represents certain medical expense reimbursements, health insurance premium reimbursements, an automobile allowance, Andrx’s 401(k) plan matching contribution and group term life insurance benefits for 2002.

(6)	Represents health insurance premium reimbursements, group term life insurance benefits, an automobile allowance, Andrx’s 401(k) plan matching contribution and the 15% discount provided by Andrx on shares purchased under the Employee Purchase Plan.

(7)	Represents health insurance premium reimbursements, group term life insurance benefits, an automobile allowance, country club membership dues, Andrx’s 401(k) plan matching contribution and the 15% discount provided by Andrx on shares purchased under the Employee Purchase Plan.

(8)	Mr. Rosenthal was not an executive officer under Section 16 of the Securities Exchange Act of 1934 in 2001 and 2000.

(9)	Represents group term life insurance benefits, an automobile allowance, country club membership dues and Andrx’s 401(k) plan matching contribution.

Employment and Severance Agreements

      Andrx is a party to an employment agreement with its CEO, Richard J. Lane, which expires in June 2005, but which automatically renews for additional one-year periods unless either Andrx or Mr. Lane gives written notice of its/his intent to terminate, not less than six months prior to expiration of the initial term, or 60-days prior to the termination of an additional term. The agreement currently provides for an annual base salary of $600,000, subject to upward adjustment by the Compensation Committee, a car allowance, medical and dental insurance for Mr. Lane’s immediate family, and other executive benefits, as well as an annual target bonus ranging from 40% to 80% of Mr. Lane’s base salary. For the year ended December 31, 2002, Mr. Lane was guaranteed a bonus of at least his prorated minimum target bonus. Mr. Lane was also granted 250,000 options (the “Time Vested Options”) to purchase common stock with a purchase price of $45.00 per share, of which 83,000 shares vest on June 3, 2003 and June 3, 2004, respectively, and 84,000 shares, which vest on June 3, 2005; 250,000 options to purchase Andrx common stock with a purchase price of $45.00 per share, which vest on June 3, 2009, or sooner based on the achievement of certain specified performance objectives (the “Performance Options”); and 100,000 restricted stock units with each unit representing the right to acquire one share of Andrx common stock. The exercise prices of the Time Vested Options and the Performance Options were based on the closing price of Andrx common stock on May 17, 2002, the business day preceding the execution of the employment agreement by the parties. Mr. Lane’s restricted stock units will vest 25,000 units on each of June 3, 2009, June 3, 2010, June 3, 2011 and June 3, 2012.

      If Mr. Lane’s employment is terminated by Andrx without cause or if Mr. Lane resigns upon a change of control of Andrx, upon a material adverse change in Mr. Lane’s duties and responsibilities as CEO or Mr. Lane’s principal work location changes by more than 50 miles from Andrx’s current location, a prorated portion of Mr. Lane’s restricted stock units will immediately vest, Andrx shall be required to make a lump sum payment equal to 150% (300% upon a change control) of the sum of Mr. Lane’s base salary and bonus, pay for an additional 18 months of medical and dental coverage for Mr. Lane and his family, accelerate the vesting period of the Time Vested Options and any other option awards that would otherwise have vested as of the later of the date 12 months following the termination of Mr. Lane’s employment, or June 3, 2005. Mr. Lane’s employment agreement also includes certain non-compete and non-solicitation provisions.

      Andrx is a party to employment agreements with each of Messrs. Lodin and Malahias, which expire in September 2006, and currently provide for an annual base salary of $420,000 for Mr. Lodin and $375,000 for Mr. Malahias, subject to upward adjustment by the Compensation Committee, as well as a car allowance, medical and dental insurance for the executive’s immediate family, and other executive benefits. These employment agreements provide that, if the executive’s employment is terminated or materially diminished by Andrx without cause or if there is a change in control of Andrx, Andrx shall make a lump sum payment equal to three times the executive’s highest annual salary and annual bonus amounts received during the preceding three years and pay for an additional 12 months of medical and dental insurance coverage for the executive officer and his family, and any unvested shares under stock option agreements, stock, stock appreciation rights and all other awards (“Unvested Awards”) shall immediately vest. If the executive resigns within 18 months of a change of Andrx’s CEO, all Unvested Awards for such executive shall immediately vest, and Andrx will negotiate a severance package for such executive.

      Andrx is a party to an employment agreement with Mr. Rosenthal, which expires in May 2005 that currently provides for an annual base salary of $315,000, subject to upward adjustment by the Compensation Committee, a car allowance, medical and dental insurance for his immediate family and other executive benefits. The employment agreement provides that, if the executive’s employment is terminated or materially diminished by Andrx without cause or if there is a change in control of Andrx, Andrx shall make a lump sum payment equal to 1.5 times the executive’s highest annual salary and annual bonus amounts received during the preceding three years and pay for an additional 12 months of medical and dental insurance coverage for Mr. Rosenthal and his family, and any Unvested Awards shall immediately vest.

Compensation Committee Interlocks and Insider Participation

      Dr. Sharoky and Mr. DuBow served as members of Andrx’s Compensation Committee from May 21, 2001 through February 18, 2002, at which time they were succeeded by Dr. Michael A. Schwartz and Irwin C. Gerson. Dr. Sharoky was an employee of Andrx from March 1999 through May 2002, serving as its Executive Director. There were no other compensation interlocks and insider participation in executive compensation decisions during 2001.

Option Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of stock options made during 2002 under the 2000 Plan to the Named Executive Officers.

Potential Realizable
Value of Assumed
	Number of				Annual Rates of
	Securities	% of Total			Stock Price Appreciation
	Underlying	Options Granted	Exercise or		for Option Terms(3)($)
	Options	to Employees In	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5%	10%

Richard J. Lane	500,000 (1)	32.2%	$45.00	May 17, 2012	$14,150,129	$35,859,205
Elliot F. Hahn, Ph.D.	N/A	—	—	—	—	—
Scott Lodin	N/A	—	—	—	—	—
Angelo C. Malahias	15,000 (2)	1.0%	$23.10	July 19, 2012	$217,912	$552,232
Lawrence J. Rosenthal	N/A	—	—	—	—	—

(1)	Mr. Lane was granted 250,000 Time Vested Options with a purchase price of $45.00 per share, of which 83,000 shares vest on June 3, 2003 and June 3, 2004, respectively, and 84,000 shares which vest on June 3, 2005 and 250,000 Performance Options with a purchase price of $45.00 per share which vest on June 3, 2009, or sooner based on the achievement of certain specified performance objectives. The exercise price of the Time Vested Options and the Performance Options were based on the closing price of Andrx common stock on May 17, 2002, the business day preceding the execution of the employment agreement by the parties.

(2)	One-fifth of the options granted to Mr. Malahias in 2002 will vest on the first, second, third, fourth and fifth anniversaries of the date of grant.

(3)	Based upon the exercise price, which was equal to the fair market value on the date of grant, and annual appreciation at the assumed stated rates of appreciation mandated by the SEC through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term and do not represent Andrx’s estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the vesting date, as well as being dependent upon the general performance of the Andrx common stock. The potential realizable values do not consider amounts required to be paid for income taxes.

Stock Options Held at the End of 2002

      The following table indicates the number of shares acquired and value realized from the exercise of options and the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 2002.

					Value of Unexercised
			Number of Securities		In-The-Money Options
			Underlying Unexercised		At Fiscal Year-End(1)
			Options at
	Shares		Fiscal Year-End(#)
	Acquired	Value				Unexercisable
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	($)

Richard J. Lane	—	—	—	500,000	—	—
Elliot F. Hahn, Ph.D.	23,000	$280,252	104,202	145,833	—	—
Scott Lodin	—	—	87,057	143,013	$399,367	—
Angelo C. Malahias	—	—	141,608	167,009	$935,946	—
Lawrence J. Rosenthal	10,000	$376,175	90,053	70,000	$412,875	—

(1)	Based on Nasdaq National Market closing price of $14.67 per share for Andrx common stock on December 31, 2002.

Securities Authorized for Issuance under Equity Compensation Plan

      The following table summarizes information, as of December 31, 2002, relating to Andrx’s equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

			Number of securities
	Number of securities to		remaining available for
	be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding securities
	rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders 1993 Stock Option Plan and 2000 Stock Option Plan	6,692,000 (1)	$35.96 (2)	7,758,000
Employee Stock Purchase Plan	0	N/A	310,900
Equity compensations plans not approved by security holders	0	N/A	N/A

Total	6,692,000 (1)	$35.96 (2)	8,068,900

(1)	Includes an aggregate of 260,000 restricted stock units. Does not include approximately 2,900 options to purchase Andrx common stock with exercise prices ranging from $314 to $18,500 per share, which resulted from the conversion of Andrx’s Cybear Group common stock into Andrx common stock at an exchange rate of 0.00956 per share.

(2)	Weighted average exercise price of outstanding options; excludes restricted stock units.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is currently comprised of directors who meet the applicable tests for independence. Under rules established by the SEC, Andrx is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Andrx’s executive officers (including the Named Executive Officers) during the past fiscal year. The report of Andrx’s Compensation Committee is set forth below.

Compensation Philosophy

      The three principal components of Andrx’s executive compensation are salary, bonus and long-term incentives (which include stock options and restricted stock units). These components are designed to facilitate fulfillment of the compensation objectives of the Board and the Compensation Committee, which include (i) attracting and retaining high caliber management talent, (ii) recognizing individual responsibility and performance, (iii) aligning management compensation with the achievement of Andrx’s operational and strategic goals, and (iv) rewarding management for short and long term achievements and the creation of value for stockholders.

      The Compensation Committee believes that equity ownership by management is beneficial in aligning managements’ and stockholders’ interests in the enhancement of stockholder value. This alignment is amplified through equity-based compensation (presently in the form of stock options and restricted stock units). Base salaries are determined by evaluating the responsibilities of the position held, the experience of the individual and the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of Andrx, the performance of the executive and changes in the employee’s responsibility.

      The Compensation Committee annually (i) reviews Andrx’s existing management compensation programs and plans, relative to competitive practices, (ii) establishes performance goals for the CEO and assesses his performance against such goals, (iii) meets with the CEO to review the results obtained during the year by other members of senior management and (iv) considers and, as appropriate, approves modifications to Andrx’s compensation programs and practices. During 2002, the Compensation Committee engaged external compensation consultants to review and otherwise assist in the structuring of Andrx’s compensation practices and programs. As a result, Andrx created a new compensation structure with salary grades and targeted annual bonus and stock option award guidelines for each Andrx salary grade. If targeted levels of performance are achieved, this compensation structure will provide total compensation that falls between the median and 60th percentile of competitive practices. Failure to meet performance expectations will result in total compensation that is below the targeted competitive objective.

Chief Executive Officer Compensation

      Richard J. Lane was hired as Chief Executive Office in June 2002. His base salary, targeted bonus opportunity and long term incentive awards reflect the competitive levels of pay for Chief Executive Officers within the companies with whom Andrx competes and are reflective of Mr. Lane’s experience and expertise in the pharmaceutical industry. Since joining Andrx, Mr. Lane has taken actions to further enhance and build the organizational and leadership capabilities of Andrx and, working with the Board, has established and implemented a strategy for Andrx’s growth. Mr. Lane’s bonus for 2002 was based upon the Compensation Committee and the Board’s assessment of his performance and the terms of his employment agreement. The long term incentive awards granted to Mr. Lane are intended to provide incentive for enhancing the growth and profitability of Andrx and to strongly align his interests with those of stockholders.

Executive Officer Compensation

      The 2002 base salary, bonus and stock options granted to Andrx’s executive officers were determined or approved by the Compensation Committee. This determination or approval was made after consideration of a number of factors, including each executive’s level of responsibility and contributions; performance (both with respect to specific areas of responsibility and on an overall basis) during 2002; past and present contribution to and achievement of Andrx’s goals; compensation levels at competitive similarly situated, publicly-held companies; and Andrx’s historical compensation levels. Although Andrx’s performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula that tied compensation to Andrx’s performance. Beginning in 2003, compensation for senior management will be determined consistent with the updated salary structure, target annual incentive awards and annual stock option awards described above.

Policy on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1.0 million paid to the CEO or any of the four highest paid officers of a publicly-held corporation. Notwithstanding this dollar limitation, under certain conditions the statute allows the entity to retain this deduction for certain qualified performance-based compensation. However, since certain restricted stock unit awards granted by Andrx during 2002 did not meet the criteria required to qualify as performance based compensation, upon vesting of such restricted stock units by those individuals, Andrx’s compensation deduction with respect to such restricted stock units may in the future be limited to $1.0 million.

      The Board believes that it is generally in Andrx’s best interest to attempt to structure its compensation to be paid to executive officers in a manner that will both fulfill the above described compensation objectives and, in the case of compensation to be paid to executive officers who may be subject to Section 162(m), preserve Andrx’s tax deduction. Nevertheless, the Board and Compensation Committee also desire to retain sufficient flexibility to make compensation decisions that may not meet the exceptions to Section 162(m). Accordingly, the Compensation Committee has expressly reserved the authority to award non-deductible compensation in appropriate circumstances. In addition, because of uncertainties and ambiguities related to the application of 162(m) and the regulations thereunder, no assurance can be given that, notwithstanding Andrx’s efforts and desires, all of the compensation awarded and paid by Andrx to its executive officers will be tax deductible.

Stock Options and Restricted Stock

      Andrx maintains stock compensation plans that are designed to attract and retain executive officers, directors and other employees of Andrx and to reward them for delivering long-term value to Andrx. Stock option and restricted stock awards vest over a period of years and thus encourage executives to remain with Andrx. Additionally, the ultimate value of the option awards is determined by the appreciation of the price of Andrx common stock, which also benefits all stockholders. We believe this alignment of the interests of employees and stockholders through equity-based compensation is an important component of Andrx’s compensation philosophy.

/s/ Irwin C. Gerson (Chair)
/s/ Michael A. Schwartz, Ph.D.
/s/ Carter H. Eckert (as of April 1, 2003)

PERFORMANCE GRAPH OF ANDRX COMMON STOCK

      The following graph compares the cumulative total stockholder return on the Andrx common stock with the cumulative total stockholder return on the SIC code Index and the Nasdaq Market Index commencing on December 31, 1997 and ending December 31, 2002.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN*

AMONG ANDRX CORPORATION,
NASDAQ MARKET INDEX AND SIC CODE INDEX

	1997	1998	1999	2000	2001	2002

ANDRX CORPORATION	100.00	149.64	247.08	675.91	822.32	171.33
SIC CODE INDEX	100.00	141.84	127.61	168.73	143.84	112.26
NASDAQ MARKET INDEX	100.00	141.04	248.76	156.35	124.64	96.94

*	Assumes $100 invested in Andrx common stock, Nasdaq Market Index and the SIC Code Index and that all dividends are reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Andrx entered into an Executive Suite License Agreement with Arena Operating Company, LTD for lease of a suite at the Office Depot Center, formerly known as the National Car Rental Center (“ODC”) where the Florida Panthers of the National Hockey League play their home games and numerous other events are held. Andrx’s former Co-Chairman of the Board and CEO, Alan P. Cohen, is directly or indirectly the principal beneficial owner of Panthers Hockey LLLP, the entity which directly or indirectly owns the Florida Panthers and manages the ODC. Additional limited partners of the Florida Panthers include Dr. Elliot F. Hahn, current Chairman Emeritus and a Director; and Steven Cohen, current Vice President of an Andrx subsidiary. The lease has a one-year term, but automatically renews for successive one-year periods unless either party provides written notice of its intent to cancel such renewal prior to March 1 of the contract year. The current annual rental is approximately $200,000.

      In the normal course of its distribution operations, Andrx’s distribution operations purchase finished goods from Ranbaxy. In June 2000, Ranbaxy purchased the assets of HMS Sales, the principal shareholders of which were Lawrence J. DuBow and his immediate family. Mr. DuBow currently serves a director of Andrx and a consultant to Ranbaxy. For the years ended December 31, 2002, 2001 and 2000, Andrx purchased $16.4, $7.2 and $3.3 million of finished goods from Ranbaxy, respectively.

      Andrx and certain of its executive officers and directors may have investment accounts at the same banks and investment banks.

PROPOSAL 2

PROPOSAL TO APPROVE 2000 STOCK OPTION PLAN

AS AMENDED AND RESTATED

      The 2000 Stock Option Plan was adopted by Andrx’s Board on February 29, 2000, and approved by its shareholders on September 5, 2000. The 2000 Plan permits the granting of options to receive up to 12,000,000 shares of Andrx common stock to employees, directors, independent contractors and consultants of Andrx. Of this amount, approximately 7,000,000 shares currently remain available thereunder. To more effectively attract and/or retain employees and directors, the Board believes that Andrx should be able to grant restricted stock, stock appreciation rights (“SARs”) and other performance-based awards (“Other Awards”) in addition to stock options. The Board has therefore amended and restated the 2000 Plan to provide, subject to stockholder approval, for the grant of stock options and Other Awards, provided the cumulative amount of shares of Andrx common stock subject to such awards does not exceed 12,000,000 shares, of which no more than an aggregate of 1,500,000 shares of Andrx common stock may be granted as Other Awards, and no more than 1,500,000 awards may be granted to any individual annually. Other Awards granted under the 2000 Plan, as amended and restated (the “2000 Plan”), are intended to be structured so that they qualify for the performance based exception to the deduction limitations of Section 162(m) of the of the Internal Revenue Code of 1986, as amended (the “Code”). Andrx’s Board recommends that the 2000 Plan, as amended and restated, be adopted by the stockholders.

      Andrx is also seeking to have the stockholders approve the restatement of the 2000 Plan, as amended, including the number of shares available thereunder, so that awards under the 2000 Plan, as amended and restated, will qualify for the performance based exception to the deduction limitations of Section 162(m) of the of the Internal Revenue Code of 1986, as amended (the “Code”) until the first meeting of stockholders that occurs in 2008.

      New Plan Benefits. On March 16, 2003, the Compensation Committee granted, subject to stockholder approval of the proposed amendment to the 2000 Plan, 5,000 restricted stock units to each of Andrx’s non-employee directors (Messrs. Breslin, DuBow, Eckert, Gerson, Nolan, Rice and Sharoky) and 7,500 restricted stock units to Andrx’s Lead Director (Ms. Baum). The value of such awards will be dependent on the market value of Andrx common stock over time. Other than the grants to the non-employee directors described above, it is not possible to determine who will be granted an award under the 2000 Plan, or the terms of any such award that may be granted.

Summary of the Plan

      Assuming approval of the amendment, the following is a general description of the terms and provisions of the 2000 Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 2000 Plan, which is filed herewith, as Appendix B.

      The purpose of the 2000 Plan is to provide the employees, directors, independent contractors and consultants of Andrx with an added incentive to provide their services to Andrx and to further induce them to exert their maximum efforts toward Andrx’s success.

      The 2000 Plan is administered by the compensation committee of the Board, (the “Compensation Committee”), comprised of at least two outside directors of the Board, each of whom are “independent” as defined by the listing standards of the Nasdaq Stock Market. The Compensation Committee has the right to determine, among other things, the persons to whom awards are granted, the number of shares of Andrx common stock subject to the awards, the exercise price of options and SARs and the terms related to all awards.

      All employees, including officers and non-employee directors of and consultants and independent contractors to Andrx, are eligible to receive awards under the 2000 Plan; however, no incentive stock option may be granted to non-employee directors, consultants, independent contractors or individuals who are not also employees of Andrx. Upon receiving an award under the 2000 Plan, each grantee shall enter into an award agreement with Andrx, which contains the terms and conditions of the award granted by the Compensation Committee.

      The number of shares that may be issued in the aggregate with regard to options and Other Awards under the 2000 Plan remains set at 12,000,000 shares of Andrx common stock, as initially approved by shareholders in September 2000. If any award granted pursuant to the 2000 Plan terminates or expires for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to the unexercised portion of such option shall again be available to underlie the grant of options. The shares acquired upon exercise of options granted under the 2000 Plan will be authorized and unissued shares of Andrx common stock. The stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 2000 Plan.

      The total number of shares underlying Other Awards may not exceed 1,500,000 shares, and the total number of awards granted in any calendar year that may be settled in Andrx common stock to any participant may not exceed 1,500,000 shares. Awards that may be settled in cash will not exceed an amount equal to the fair market value of shares set by the preceding sentence.

      Awards Available for Grant. The 2000 Plan provides that the Compensation Committee may award incentive stock options, nonqualified stock options, restricted stock, SARs, performance units and performance-based awards. These types of awards are described below:

      Stock Options. A stock option represents the right to purchase a share of Andrx common stock at a predetermined exercise price. An incentive stock option is an option to purchase Andrx common stock that meets the definition of “incentive stock option” set forth in Section 422 of the Code. A nonqualified stock option is an option to purchase Andrx common stock that meets certain requirements in the 2000 Plan but does not meet the definition of an “incentive stock option” set forth in Section 422 of the Code. Nonqualified stock options and incentive stock options are sometimes referred to herein as “options.” The terms of each option, including the number of shares, exercise price, vesting period and option duration, will be determined by the Compensation Committee and will be set forth in the option award agreement. Stock options may be exercised by the payment of the exercise price in cash, or if authorized by the Compensation Committee, by payment in the form of already owned shares of Andrx common stock.

      The option price per share of Andrx common stock may be any price not less than the fair market value of Andrx common stock on the date such stock option is granted. “Fair market value” is the closing price of shares on the business day on or immediately preceding the date of grant; however, if the shares are not then publicly traded, the fair market value will be an amount the Compensation Committee shall in its sole and absolute discretion determine.

      Restricted Stock. Restricted stock refers to shares of Andrx common stock that are subject to forfeiture during a pre-established period if certain conditions (e.g. continued employment or performance goals) are not satisfied. The terms of each participant’s restricted stock award are determined by the Compensation Committee and are set forth in an award agreement. Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered while the shares are subject to forfeiture. A participant who receives restricted stock will generally not have any of the rights of a stockholder, including not having the right to receive dividends and to vote, during the restricted period, unless the restricted stock award has already vested.

      Stock Appreciation Rights. SARs represent the right to receive a payment in cash, stock, or both (as determined by the Compensation Committee), equal to the difference between the fair market value of the stock on the date the SAR is exercised over the grant price of the SAR. The grant price of a SAR will be set forth in the applicable award agreement, and may not be less than 100% of the fair market value of the Andrx common stock on the date the SAR is granted.

      Performance Unit Awards. Performance unit awards are performance-based awards, other than stock options, SARs or restricted stock, that are expressed in the form of cash, but may be payable in the form of cash, stock or a combination of both, and are payable upon the satisfaction of pre-determined performance goals over a pre-established performance period. The terms of a participant’s performance award will be established by the Compensation Committee and will be set forth in an award agreement.

      Performance-Based Awards. Any restricted stock or other award granted may be conditioned on the attainment of one or more performance goals over a specified performance period. If the Compensation Committee makes an award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code, certain performance goals may be used, including return on assets, return on net assets, return on equity, net income, cash flow, revenue and profitability targets, and other goals.

      Change of Control. In the event of a Change of Control, as defined in the 2000 Plan, where, generally, Andrx is not the surviving corporation or survives only as a subsidiary of another corporation, all awards, may in the sole discretion of the Compensation Committee, become immediately vested and all options may become exercisable. However, the right to exercise options may not be accelerated within six months of the date that option was granted.

      Payment. Unless further limited by the Compensation Committee in any award, shares of Andrx common stock purchased upon the exercise of options or otherwise must be paid for in cash, by certified or official bank check, by money order, with already owned shares of Andrx common stock, or a combination of the above. The Compensation Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned Andrx common stock, the value of the shares surrendered is deemed to be their fair market value on the date the option is exercised.

      Non-transferability. Awards granted are not transferable by a participant other than (a) by will or the laws of descent and distribution, (b) by gift to a family member, as that term is defined in the 2000 Plan, and (c) through a domestic relations order in settlement of marital property rights. No option granted under the 2000 Plan shall be exercisable during the participant’s lifetime by any person other than the participant or certain transferees permitted under the 2000 Plan.

      Termination of Awards. The expiration date of an award of an option or Other Award is determined by the Compensation Committee at the time of the grant and is set forth in the applicable award agreement. In no event may an option be exercisable after ten years from the date it is granted.

      Notwithstanding the above, the 2000 Plan provides that if an option holder’s employment is terminated for any reason other than for cause, retirement, an improper termination, mental or physical disability or death, then the vested, but unexercised portion of the option, shall terminate three months after such termination. If an option holder’s employment is terminated by reason of retirement from Andrx Corporation or by reason of physical or mental disability, the vested, but unexercised portion of the options, shall continue until the original expiration date. If an option holder’s employment is terminated for cause or if there is an improper termination of employment, the vested, but unexercised portion of the holder’s options, shall terminate immediately upon such termination. If an option holder’s employment is terminated by reason of death, the vested, but unexercised portion of the holder’s options shall terminate 12 months after his or her death.

      Cancellation and Rescission of Awards. Unless the agreement under which an award has been granted says otherwise, the Compensation Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred awards for certain detrimental activity, including (1) the rendering of services to a competitor of Andrx, (2) the disclosure of any of Andrx’s confidential information, (3) the failure or refusal to disclose promptly and to assign to Andrx all right, title and interest in any invention or idea conceived by the participant during employment by Andrx, (4) activity that results in termination of the participant’s employment for cause, (5) a material violation of any written rules, policies, procedures or guidelines of Andrx, (6) any attempt to induce another Andrx employee to be employed or perform services elsewhere or any attempt to solicit the trade or business of any current or prospective customer, supplier or partner of Andrx, (7) being convicted of, or entering a guilty plea with respect to a crime, or (8) any other conduct or act determined by Andrx to be injurious, detrimental or prejudicial to any interest of Andrx.

      Upon exercise, payment or delivery pursuant to an award, the participant is required to certify that he or she is in compliance with the terms of the 2000 Plan. If the participant fails to comply with the detrimental activity provision described above prior to, during the six months after, any payment of an award or exercise pursuant to an option, such payment or exercise may be rescinded by Andrx within two years. In the event of rescission, the participant shall pay Andrx any gain or payment received as a result.

      Amendment of 2000 Plan. Either the Board or the Compensation Committee may from time to time amend the 2000 Plan or any award without the consent or approval of the stockholders of Andrx. However, no amendment or suspension of the 2000 Plan or any award issued thereunder shall substantially impair any option previously granted to any participant without the consent of such participant. Under no condition may the exercise price of an option granted under the 2000 Plan be lowered.

      The closing price of Andrx common stock on the Record Date was $15.44 per share.

Summary of Federal Income Tax Effects

      The following is a brief description of the principal Federal income tax consequences, based on current law, of awards under the Plan.

      Tax Consequences to the Participants. Generally, when a participant receives an award under the 2000 Plan, the participant’s receipt of cash or stock is contingent upon the participant’s performance of future services for Andrx, and in some cases, the attainment of specified performance goals. Accordingly, the participant is not taxed upon grant of awards under the 2000 Plan. However, when the participant satisfies the requirements for receipt of stock or cash with regard to the award (or, with regard to restricted stock, the restrictions on the shares lapse), the participant will generally recognize income, taxable at ordinary income rates, equal to the amount of cash received, or for a stock settlement, equal to the difference between the fair market value of the stock received and the amount the participant paid for the stock.

      Incentive Stock Options. Special rules apply in the case of incentive stock options. These rules provide that participants generally recognize no income for federal income tax purposes upon the exercise of the incentive stock option. Instead, they have gain, taxable at capital gain rates, when the stock received in connection with the exercise of the option is disposed of. The special tax treatment of incentive stock options is available only if the participant exercises his or her option within three months of termination of employment (twelve months for termination due to death or disability) and does not dispose of the shares received upon the exercise until the later of two years from the date the incentive stock option was granted or one year from the date the option was exercised. If the participant disposes of the stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount recognized as income is the excess, if any, of the lesser of (i) the fair market value of the stock on the date of exercise and (ii) the amount realized upon the disposition of the stock. If the amount realized upon a disqualifying disposition is greater that the fair market value of the stock on the date of exercise, the difference will be taxable to the participant as capital gains.

      Restricted Stock. Special rules also apply to awards of restricted stock. A participant will generally not recognize taxable income upon receipt of restricted stock. Rather, when the stock ceases to be subject to a substantial risk of forfeiture (generally when the participant has satisfied all obligations with regard to the stock and the restrictions lapse), the participant will have taxable income equal to the fair market value of the stock at that time, less the amount, if any, the participant paid for the stock. However, the participant may, at the time the restricted stock award is made, make a special irrevocable election to include the fair market value of the stock at that time (less any amount the participant must pay for the stock) into income, taxable at ordinary income rates. If a participant makes this special election, he will not recognize income when the restricted stock ceases to be subject to a substantial risk of forfeiture.

      Tax Consequences to Andrx. Generally, any time a participant recognizes taxable income (as opposed to capital gain) as a result of an award made under the 2000 Plan, Andrx will be entitled to a corresponding deduction equal to the amount of income recognized by the participant. However, Section 162(m) of the Code, places an annual limit on the compensation deductible to Andrx that is paid to certain employees (the chief executive officer and the top four most highly compensated officers). Under this cap, deductible compensation for each of these employees is limited to $1,000,000 per year. The Code Section 162(m) cap does not apply to “qualified performance based compensation.” The 2000 Plan permits awards made under the plan to constitute qualified performance based compensation. As described above, the vesting of awards made under the 2000 Plan may be accelerated in the event of a Change of Control. This acceleration may give rise to “excess parachute payments” within the meaning of Code Section 280G, and to such extent, will be not be deductible by Andrx. In addition, excess parachute payments will subject the participant to a 20% excise tax.

      The discussion set forth above does not purport to be a complete analysis of the potential federal tax consequences relevant to the participants or to Andrx, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSAL 3

PROPOSAL TO AMEND THE ANDRX CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

      The Board has approved and is proposing for stockholder approval amending the Andrx Corporation Employee Stock Purchase Plan (the “Employee Purchase Plan”). The purpose of the Employee Purchase Plan is to enable eligible employees of Andrx, through payroll deductions, to purchase shares of Andrx common stock and thus to encourage share ownership by employees of Andrx and encourage their continued employment. The proposed amendment would increase the number of shares available for purchase by eligible employees of Andrx from 400,000 shares to 650,000 shares. The statements in this Proxy Statement concerning the terms and provisions of the Employee Purchase Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Employee Purchase Plan, which is attached hereto as Appendix C.

      New Plan Benefits. Participation in the Employee Purchase Plan is voluntary and subject to change from quarter to quarter and therefore, it is not possible to determine the benefits that will be received under the Employee Purchase Plan, as amended, if approved by stockholders.

Proposed Amendment

      The amendment to the Employee Purchase Plan approved by the Board consists of an increase in the number of shares of Andrx common stock reserved for issuance under the Employee Purchase Plan from 400,000 to 650,000 shares. We are now seeking stockholder approval of this amendment.

Employee Purchase Plan Description

      Currently, 400,000 shares of Andrx common stock are available for purchase pursuant to the Employee Purchase Plan by eligible employees of Andrx. The Employee Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by Andrx to purchase shares of Andrx common stock. In the event there is any increase or decrease in the shares of Andrx common stock without receipt of consideration by Andrx (for instance, by a recapitalization or share split), there may be a proportionate adjustment to the number and kinds of shares of Andrx that may be purchased under the Employee Purchase Plan.

      Rights to purchase shares of Andrx common stock are deemed granted to participating employees as of the first trading day of each Offering Period (as hereinafter defined). Offering Periods will be 24 months or such other period set by the Compensation Committee. Offering Periods are the periods during which shares of Andrx common stock are purchased (“Offering Period”). Within an Offering Period, there will be four or more Purchase Periods (as hereinafter defined). Generally, Purchase Periods will be six months or such other period set by the Compensation Committee (“Purchase Period”). Payroll deductions and other payments will be accumulated during a Purchase Period and purchases of shares will occur at the end of each Purchase Period (from the amounts accumulated during that Purchase Period).

      The purchase price for each share (the “Purchase Price”) will be set by Andrx’s Board, or by the Compensation Committee; provided that, in no event, shall the Purchase Price be less than the lesser of 85% of the fair market value of the Andrx common stock (i) on the first trading day of such Purchase Period or (ii) on the last day of the applicable Purchase Period, whichever is lower.

      The Employee Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Employee Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Purchase Plan, all of which determinations will be final and binding.

      Any employee of Andrx may participate in the Employee Purchase Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by Andrx for less than three months as of the beginning of the Offering Period; (b) an employee whose customary employment is for less than nine months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Employee Purchase Plan, would own shares (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of shares of Andrx. An employee must be employed on the last day of the Purchase Period in order to acquire shares for that Purchase Period under the Employee Purchase Plan unless the employee has retired, died, become disabled, been laid off or is on an approved leave of absence.

      An eligible employee may become a participant in the Employee Purchase Plan by completing an election to participate in the Employee Purchase Plan authorizing Andrx to have deductions made from pay on each pay day following enrollment in the Employee Purchase Plan. The deductions or contributions will be credited to the employee’s account under the Employee Purchase Plan. An employee may not change his or her percentage of payroll deduction or contribution for any Purchase Period during an Offering Period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Purchase Plan (as described below). A participating employee may terminate payroll deductions or contributions at any time.

      No employee may purchase Andrx common stock in any calendar year under the Employee Purchase Plan and all other “employee shares purchase plans” of Andrx and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Purchase Period.

      On the last trading day of each Purchase Period within an Offering Period, a participating employee is credited with the number of whole shares of Andrx common stock purchased under the Employee Purchase Plan for such period. The shares of Andrx common stock purchased under the Employee Purchase Plan are held in the custody of an agent designated by Andrx (the “Agent”). The Agent may hold the shares of Andrx common stock purchased under the Employee Purchase Plan in share certificates in nominee names and may commingle shares held in its custody in a single account or shares certificate, without identification as to individual employees. An employee may, however, instruct the Agent to have all or part of such shares reissued in the employee’s own name and have the shares certificate delivered to the employee.

      A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Purchase Plan will be terminated, if: (a) the employee elects to terminate participation by delivering a written notice to that effect to Andrx; (b) the employee ceases to be employed by Andrx or a participating affiliate except on account of death, disability, retirement, lay-off or authorized leave of absence; (c) the Board elects to terminate the Employee Purchase Plan; or (d) the employee ceases to be eligible to participate in the Employee Purchase Plan. If a participating employee terminates employment on account of death, disability, retirement, lay-off or authorized leave of absence, the participating employee will have the following alternatives: (a) refund of all monies in his or her account or (b) purchase of shares of Andrx common stock on the last day of the Purchase Period during which termination occurs with the amounts then accumulated in his or her account.

      No participating employee may assign his or her rights to purchase shares of Andrx common stock under the Employee Purchase Plan, whether voluntarily, by operation of law or otherwise.

      The Board may, at any time, amend the Employee Purchase Plan in any respect; provided, however, that without approval of a majority of the voting power of Andrx’s stockholders no amendment shall be made (a) increasing the number of shares of Andrx common stock that may be made available for purchase under the Employee Purchase Plan, or (b) changing the eligibility requirements for participating in the Employee Purchase Plan.

      The Board may terminate the Employee Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Purchase Plan shall, without further action of the Board, terminate at the earlier of (i) ten years after adoption of the Employee Purchase Plan by the Board and (ii) such time as all shares of Andrx common stock that may be made available for purchase under the Employee Purchase Plan have been issued.

Federal Income Tax Effects

      If a participant acquires shares of Andrx common stock under the Employee Purchase Plan, no income will result to such participant, and Andrx will be allowed no deduction as a result of such purchase, if certain conditions are met. The principal condition which must be satisfied is that the participant does not dispose of the shares of Andrx common stock within two years after the first day of the applicable Offering Period or one year after purchase of the shares of Andrx common stock. If the employee disposes of the shares of Andrx common stock acquired pursuant to the Employee Purchase Plan after the statutory holding period has expired, gain on the sale is capital gain except to the extent of ordinary (compensation) income determined as described below. If the employee disposes of the shares of Andrx common stock before the expiration of the statutory holding period, the employee must recognize as ordinary (compensation) income the difference between the share’s fair market value and the purchase price.

      An employee disposing of shares after expiration of the statutory holding period (or who dies) must include in ordinary (compensation) income at the time of sale or other taxable disposition of the shares acquired under the Employee Purchase Plan, or upon the employee’s death while still holding the shares, the lesser of: (1) the Purchase Price discount from the fair market value of the shares at the beginning of the Offering Period; or (2) the amount, if any, by which the share’s fair market value at the time of such disposition or death exceeds the purchase price paid.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The firm of Ernst & Young LLP, independent certified public accountants, served as Andrx’s independent auditors for 2002. The Audit Committee has selected Ernst & Young as Andrx’s independent auditors for the current fiscal year ending December 31, 2003. One or more representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

      In the event the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider its recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

      As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement and the Annual Report is being delivered to stockholders residing at the same address, unless such stockholders have notified Andrx of their desire to receive multiple copies of the Proxy Statement.

      Andrx will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at an address to which only one copy was mailed, to stockholders residing at the same address and currently receiving only one copy of the Proxy Statement and Annual Report who wish to receive multiple copies in the future and stockholders residing at the same address currently receiving multiple copies who wish to receive only one copy in the future. Requests should be directed to the Vice President of Investor Relations by phone at (954) 217-4344 or by mail to the Vice President of Investor Relations, 2915 Weston Road, Weston, Florida 33331.

OTHER BUSINESS

      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8 promulgated by the SEC, a stockholder intending to present a proposal to be included in Andrx’s proxy statement for Andrx’s 2004 Annual Meeting of Stockholders must deliver a proposal in writing to Andrx’s principal executive office no later than January 9, 2004.

      Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Andrx in writing of the information required by the provisions of Andrx’s bylaws dealing with stockholder proposals. The notice must be delivered to Andrx’s Secretary between March 15, 2004 and May 15, 2004, and any such proposals received after March 22, 2004, will be subject to the grant of discretionary authority contained in Andrx’s form of proxy to vote on them. You can obtain a copy of Andrx’s bylaws by writing the Secretary at the address shown on the cover of the Proxy Statement.

By Order of the Board

Scott Lodin, Secretary

Davie, Florida

May 9, 2003

APPENDIX A

ANDRX CORPORATION AND SUBSIDIARIES

AUDIT COMMITTEE CHARTER

      The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Andrx Corporation and its subsidiaries (collectively, the “Company”) is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to its stockholders and others, the systems of internal controls which management and the Board have established, and the audit process.

      In meeting its responsibilities, the Committee will:

1)	Provide an open avenue of communication between the independent accountants, and the Board.

2)	Review and update the Committee’s charter at least annually and recommend any proposed changes to the Board.

3)	Review and approve the independent accountant to be nominated, approve the compensation of the independent accountant, review and approve the discharge of the independent accountant and oversee the independent accountant.

4)	Confirm and assure at least annually the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

5)	Review the experience and qualifications at least annually of the senior members of the independent accountant’s team.

6)	Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7)	Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

8)	Review with the independent accountant at least annually the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9)	Review periodically the Company’s document retention policy.

10)	Consider and review with the independent accountant whether:

a. The adequacy of the Company’s internal controls including computerized information system controls and security;

b. Any related significant findings and recommendations of the independent accountant, together with management’s responses thereto; and

c. The Company is in compliance with Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934, as amended.

11)	Review with management and the independent accountant as part of or at the completion of the quarterly review and annual audits:

a. The Company’s financial statements and related footnotes, including the results of the independent accountants reviews or audits;

b. An analysis of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

c. Earnings press releases prior to their issuance;

d. Forms 10-Q and 10-K prior to filing;

e. A description of any transactions as to which management obtained Reports on the Application of Accounting Principles (SAS No. 50) from other accounting firms besides the independent accountant;

f. Any significant changes required in the independent accountant’s audit plan;

g. Any serious difficulties or disputes with management encountered during the course of the audit; and

h. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

12)	Consider and review with management:

a. Significant findings during the year and management’s responses thereto;

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information; and

c. Any changes required in the planned scope of their audit plan.

13)	Pre-approve either by the Committee or a Committee designee, consistent with applicable law, all audit and non-audit services of the independent accountant. The Committee shall be required to further review and approve any audit or non-audit service pre-approved by the Committee designee.

14)	Consider and review with management any recommendations regarding appropriate corporate governance practices and procedures relating to the Company’s internal control structure and financial reporting process.

15)	Consider with management and the independent accountant at least annually the rationale for employing audit firms other than the principal independent accountant.

16)	Review the hiring of employees of the independent accountant at least annually who were previously engaged on the Company’s engagement.

17)	Review the effect of regulatory and accounting initiatives including off-balance sheet arrangements at least annually.

18)	Review policies and procedures, at least annually, with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

19)	Review all related-party and affiliate transactions and review and make recommendations with respect to the Company’s conflict of interest policies as they relate to senior financial executives and personnel.

20)	Review periodically the Company’s code of ethics for senior financial officers.

21)	Review with the independent accountant the results of their review of the Company’s monitoring compliance with the Company’s code of conduct.

22)	Review legal and regulatory matters and any employee complaints or published reports that may have a material impact on the financial statements or accounting policies, related Company compliance policies and programs, and correspondence and reports received from regulators.

23)	Meet with the Chief Financial Officer, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

24)	For a Director of internal audit (the “Internal Auditor”):

a. Provide an open avenue of communications between the Internal Auditor and the Board;

b. Review and concur in the Internal Auditor’s appointment, reassignment or dismissal;

c. Confirm and assure or refute the independence of the Internal Auditor;

d. Inquire with the Internal Auditor about significant risks in exposures and assess the steps management has to take to minimize risks to the Company.

e. Consider, in consultation with the Internal Auditor, the scope and plan of the Internal Auditor.

f. Review with the Internal Auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

g. Consider and review with the Internal Auditor:

(i) The adequacy of the Company’s internal controls including computerized information system controls and security;

(ii) Any related significant findings and recommendations of the Internal Auditor, together with management’s responses thereto;

(iii) Significant findings during the year and management’s responses thereto;

(iv) Any difficulties encountered in the course of the Internal Auditor’s audits, including any restrictions on the scope of the Internal Auditor’s work or access to required information;

(v) Any changes required in the planned scope of the Internal Auditor’s audit;

(vi) The budget and staffing of the internal auditing department; and

(vii) Any recommendations to management regarding appropriate corporate governance practices and procedures relating to the Company’s internal control structure and financial reporting process.

h. Review policies and procedures with respect to officer’ expense account and perquisites, including their use of corporate assets and consider the results of any review of these areas by the Internal Auditor.

i. Review with the Internal Auditor the results of the Internal Auditor’s review of the Company’s monitoring compliance with the Company’s code of conduct.

j. Meet with the Internal Auditor in a separate executive session to discuss any matters that the Committee or the Internal Auditor believes should be discussed privately with the Committee.

25)	Report Committee actions to the Board with such recommendations, as the Committee may deem appropriate.

26)	Prepare a letter for inclusion in the annual proxy statement that describes the Committee’s composition and responsibilities, and how they were discharged.

27)	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including, but not limited to actual or suspected accounting irregularities, internal control deficiencies and the Company’s internal audit function. The Committee shall be empowered, at the Company’s expense, to retain independent counsel, accountants, or others to assist it in the conduct of any investigations or in assisting the Committee in discharging any of its duties.

28)	The Committee shall at least annually evaluate its own performance.

29)	The Committee shall meet at least four (4) times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

30)	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board.

      The membership of the Committee shall consist of at least three independent members of the Board who shall serve at the pleasure of the Board. Each member shall, in the judgment of the Board and as required by The Nasdaq Stock Market, Inc. have the ability to read and understand the Company’s basic financial statements. In particular, the Chairman of the Committee shall have accounting or related financial expertise. Committee members and the Committee Chairperson shall be designated by the full Board.

      The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.

APPENDIX B

ANDRX CORPORATION

2000 STOCK OPTION PLAN AS AMENDED AND RESTATED

      1. PURPOSE. The purpose of the Andrx Corporation 2000 Stock Option Plan as adopted February 29, 2000 and as amended and restated effective June 13, 2003 (the “Plan”) is to advance the interests of Andrx Corporation, a Delaware corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, including key employees, consultants, independent contractors, officers and directors, by authorizing the grant of options to purchase common stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

      2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

(a) “Award” shall mean an award under the Plan of Options, SARs, Restricted Stock, or Performance Units as defined herein.

(b) “Award Agreement” shall mean any written agreement, contract, notice or other instrument or document evidencing an Award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean any of the following:

(i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Participant to perform his or her duties as an employee of the Company;

(ii) a determination by the Company that there has been a willful breach by the Participant of any of the material terms or provisions of any employment agreement between such Participant and the Company;

(iii) any conduct by the Participant that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv) a determination by the Company that the Participant has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v) any act by the Participant that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Participant at the expense of the Company;

(vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Participant to comply with any rules, regulations, policies or procedures of the Company, or that the Participant has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii) if the Participant, while employed by the Company and for two years thereafter, violates a confidentiality and/or non-compete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information;

Provided, however that, if the Participant has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Participant’s employment for “cause”, the term “Cause” as used herein shall have the meaning as set forth in the Participant’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(d).

(e) “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934 (the “Exchange Act”)), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of forty percent (40%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of forty percent (40%) or more in voting power of the outstanding stock of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the stock option or compensation committee appointed by the Board or, if not appointed, the Board.

(h) “Common Stock” shall mean the Company’s common stock designated as “Andrx Corporation — Andrx Group Common Stock,” par value $.001 per share.

(i) “Confidential Information” shall mean any and all information pertaining to the Company’s financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, “know-how,” trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

(j) “Director” shall mean a member of the Board.

(k) “Employee” shall mean any person, including Officers, Directors, consultants and independent contractors who are either employed or engaged by the Company or any parent or Subsidiary of the Company within the meaning of Code Section 3401(c) or the regulations promulgated thereunder.

(l) “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day on or immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange (including the National Association of Securities Dealers Automated Quotation System, NASDAQ), or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, or (ii) if clause (i) is not applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days. If the information set forth in clauses (i) through (ii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(m) “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or Employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty percent of the voting interests.

(n) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(o) “Non-Employee Directors” shall have the meaning set forth in Rule 16b-3(b)(3)(i) (17 C.F.R. §240.16(b)-3(b)(3)(i)) under the Securities Exchange Act of 1934, as amended.

(p) “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(q) “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. §229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(r) “Option” (when capitalized) shall mean any stock option granted under this Plan.

(s) “Participant” shall mean a person who has been granted an Award under the Plan or any person who succeeds to the rights of such person under this Plan by reason of death of such person.

(t) “Plan” shall mean this 2000 Stock Option Plan of the Company, as amended and restated effective June 13, 2003.

(u) “Performance Unit Award” shall have the meaning set forth in Section 8(c) of this Plan.

(v) “Restricted Stock” shall have the meaning set forth in Section 8(b)of this Plan.

(w) “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 8(a) of this Plan.

(x) “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y) “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 9 of this Plan.

(z) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      3. SHARES AVAILABLE FOR AWARDS.

(a) Shares Available. Subject to adjustment in accordance with Section 9 hereof, the Company may grant to Participants from time to time Awards with respect to an aggregate of up to twelve million (12,000,000) Shares, of which only one million five hundred thousand (1,500,000) Shares may be granted as Awards other than Options, from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Award shall be available for issuance pursuant to new Awards subsequently granted under this Plan. Upon the grant of any Award hereunder, the authorized and unissued Shares to which such Award relates shall be reserved for issuance to permit exercise under this Plan.

(b) Annual Per-Participant Limitations. Subject to adjustment as provided in Section 9, during any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 1,500,000 Shares. In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Shares shall not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Shares or cash must not exceed either limitation.

      4. ADMINISTRATION.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 12(e) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award; to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(iv) to determine the restrictions, if any, to which Shares received upon exercise or settlement of an Award shall be subject, and whether to condition the delivery of such Shares upon the execution by the Participant of any agreement providing for such restrictions;

(v) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vi) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to Directors who serve on the Committee, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(c) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 13(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 12(e), the Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(d) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

      5. CONDITIONS FOR GRANT OF AWARDS.

(a) Each Award shall be evidenced by an Award Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Participants shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Directors and Officers who are regular or former regular employees of the Company, as well as Non-Employee Directors and consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Award under this Plan shall not be eligible to receive any Award under this Plan for the duration of such waiver.

(b) In granting Awards, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Awards under this Plan prescribe such terms and conditions concerning such Awards as it deems appropriate, including, without limitation, (i) the exercise price or prices of any Option Award or any installments thereof, (ii) prescribing the date or dates on which the Award becomes and/or remains exercisable, (iii) providing that the Award vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Award to the continued employment of the Participant for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Award, provided that such terms and conditions are not more favorable to a Participant than those expressly permitted herein; provided, however, that to the extent not canceled, upon a Change in Control, any Award that has not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

(c) The Awards granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Award granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

      6. SPECIFIC TERMS OF AWARDS. Awards may be granted on the terms and conditions set forth in Section 7 with regard to Options and as set forth in Section 8 with regard to other Awards. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment, directorship or service of the Participant. Except as expressly provided by the Committee no consideration other than services shall be required as consideration for the grant of any Award.

      7. OPTIONS

(a) General. Subject to the provisions of Sections 7(a) hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the effective date of this Plan.

(i) Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person who is not an Employee. Further, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) (a “10% shareholder”) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

(ii) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

(b) Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option (and any Stock Appreciation Right granted in tandem with an Incentive Stock Option) granted to a 10% shareholder, the per Share exercise price will not be less than 110% of the Fair Market Value in accordance with Section 7(a)(i) of this Plan.

(c) Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in this Plan or in an individual Option Award Agreement evidencing such Option, except as otherwise provided in this Section 7.

(i) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant of the Option, or for an Incentive Stock Option granted to a 10% shareholder as defined in Section 7(a)(i), five years.

(ii) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant.

(iii) The Committee may in its sole discretion at any time accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

(d) Exercise of Options.

(i) An Option shall be deemed exercised when:

(1) the Company has received written notice of such exercise in accordance with the terms of the Option,

(2) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made,

(3) the Participant has agreed to be bound by the terms, provisions and conditions of any applicable shareholders’ agreement, and

(4) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Participant to withhold in accordance with applicable Federal or state tax withholding requirements.

(ii) No Participant shall be deemed to be a holder of any shares subject to an Option unless and until a stock certificate or certificates for such shares are issued to the person(s) under the terms of this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(e) Termination of the Option Period.

(i) Unless otherwise expressly provided in any Option Award Agreement, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(1) three months after the date on which the Participant’s employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Participant’s employment with the Company by such Participant following less than ninety (90) days’ prior written notice to the Company of such termination (an “Improper Termination”), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

(2) immediately upon (A) the termination by the Company of the Participant’s employment for Cause, or (B) an Improper Termination; or

(3) the later of (A) twelve months after the date of termination of the Participant’s employment by reason of death of the employee, or (B) three months after the date on which the Participant shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(ii) Notwithstanding the foregoing, if the Participant’s employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee or the Participant retires from employment by the Company or any other entity, then the Option shall continue until the original expiration date.

(iii) Upon Participant’s termination of employment as described in this Section 7, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

(iv) The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 9(d) hereof, any Award that remains outstanding and/or unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

      8. OTHER AWARDS.

(a) Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an Incentive Stock Option, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one Share on the date of grant, or 110% of the Fair Market Value as provided in Section 7(a).

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

(b) Restricted Stock. The Committee is authorized to grant Shares that are subject to restrictions based on the Participant’s continued employment, directorship or service, as applicable, on the following terms and conditions (“Restricted Stock”):

(i) Grant and Restrictions. Restricted Stock shall also be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. A Participant granted Restricted Stock shall have no rights of a shareholder with regard to voting or the right to receive dividends on Restricted Stock prior to time the Shares are no longer subject to the restrictions imposed by the Committee.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, or the Company may retain physical possession of the certificate, and in either case the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(c) Performance Unit Awards. The Committee is authorized to grant Awards entitling the Participants to receive cash based upon the performance of the Company, specified Subsidiaries, the Participants or any other factors designated by the Committee, including factors referring to, related to, or based on Shares (“Performance Unit Awards”). The Committee shall determine the terms and conditions of such Awards.

      9. ADJUSTMENT OF SHARES.

(a) If at any time while this Plan is in effect or Awards with respect to Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Award, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase or award at the same aggregate exercise price; and

(iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Subject to the specific terms of any Award, the Committee may change the terms of Awards outstanding under this Plan, with respect to the option price or the number of Shares subject to Option Awards, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 9(d) hereof,

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or unwritten sale or upon the exercise of rights or warrants to subscribe therefore or purchase such Shares, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Awards granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Awards; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) Participants shall receive written notice within a reasonable time prior to the consummation of such action advising the Participants of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Award.

      10. TRANSFERABILITY OF OPTIONS. Unless otherwise authorized by the Board, no Award granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Participant other than (a) by will or the laws of descent and distribution, (b) by gift to a Family Member, or (c) through a domestic relations order in settlement of marital property rights. No Option shall be exercisable during the Participant’s lifetime by any person other than the Participant or transferee permitted under this Section 10.

      11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares with regard to any Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(a) a representation and warranty by the Participant to the Company, at the time any Option is exercised or Shares are otherwise to be issued to a Participant, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable shareholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and

(c) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

      12. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other Company plan, any Subsidiary or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under section 422 of the Code and Section 7(a)(i) of this Plan).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or awards under any other Company plan or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. If payment is made in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value as of the date of such payment.

(d) Rule 16b-3 Compliance. With respect to a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such a Participant is exempt from Section 16(b) liability pursuant to Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase, cancel, or otherwise reverse or invalidate any Award or Shares resulting from any Award in order to prevent a Participant who is subject to Section 16(b) from incurring liability under such Section.

(e) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 12(e), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Code section 162(m). The performance objectives for an Award subject to this Section 12(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 12(e). Performance objectives shall be objective and shall otherwise meet the requirements of section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 12(e) shall be selected from among the following: (i) return on assets; (ii) return on net assets; (iii) return on equity; (iv) net income (before or after provisions for income taxes, interest and/or depreciation and amortization); (v) net income available for common stock; (vi) cash flow; (vii) stock price; (viii) earnings per share (before or after provisions for income taxes, interest and/or depreciation and amortization); (ix) total return on stock; (x) book value or book value per share; (xi) revenue and/or profitability targets; (xii) operating margins or profit margins; (xiii) market penetration; (xiv) geographic business expansion; (xv) cost targets, expense management and/or budgetary comparisons; (xvi) goals relating to acquisitions or divestitures; (xvii) returns on investments; (xviii) economic value added; (xix) capital structure and working capital; (xx) employee morale/retention and/or productivity; (xxi) customer satisfaction and/or loyalty; (xxii) customer service; (xxiii) adherence to compliance programs; and (xxiv) relative performance to peer group companies. The criteria may be established on either a consolidated basis and/or for a particular Subsidiary or business unit of the Company. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company’s independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Performance objectives may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 12(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 12(e).

(f) Acceleration Upon a Change of Control. Unless otherwise expressly provided in any Award or as otherwise provided in Section 7(c)(ii), all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award may, in the sole discretion of the Committee, lapse immediately prior to a Change of Control; provided, however, that with respect to any Participant covered by a change-of-control agreement, such lapse shall not occur if the Committee, in its discretion, determines that such lapse shall not occur, and provided further, with regard to an Option, unless otherwise expressly provided in any Option Award Agreement, such acceleration shall occur no earlier than six months after the date of the grant.

(g) Deferrals. The Committee shall have the authority to permit, under terms and conditions as it may prescribe, any Participant, with respect to an Award, to make an election, engage in a transaction or take any other action intended to defer the receipt of compensation for federal income tax purposes.

      13. General Provisions.

(a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated interdealer quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Limitations on Transferability. Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered or otherwise subject to the claims of creditors, and, in the case of Incentive Stock Options and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights (other than Incentive Stock Options and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(c) No Right to Continued Employment, Directorship or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment or other person’s service at any time or with the right of the Board or shareholders to remove any director.

(d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted or to be settled, or from any delivery of Shares in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards without the consent of shareholders or Participants, except that any such action shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated interdealer quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him or her (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement) and provided further, the Committee may not reprice any Option awarded under the Plan to lower the exercise price of such Option. Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards): (i) permitted by Section 9, or (ii) to avoid limitations related to the availability of a tax deduction in respect of Awards (e.g., pursuant to Code sections 162(m) and 280G).

(f) No Rights to Awards; No Shareholder Rights. No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards or awards under any other Company plan, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem necessary or desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or awards under any other Company plan, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 12(e) shall constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

      14. INTERPRETATION.

(a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b) This Plan shall be governed by the laws of the State of Florida.

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

      15. CANCELLATION AND RESCISSION OF AWARDS.

(a) Unless the Award specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan and the individual Award Agreement evidencing such Award, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 15, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in any agreement between the Participant and the Company regarding confidential information and intellectual property either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s confidentiality agreement with the Participant, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for cause; (v) a material violation of any written rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 16 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Option, such exercise, payment or delivery may be rescinded by the Company within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

      16. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend this Plan or any Award without the consent or approval of the shareholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Award issued hereunder shall substantially impair any Award previously granted to any Participant without the consent of such Participant.

      17. TERMINATION DATE. This Plan shall terminate ten years after the date of adoption by the Board of Directors.

APPENDIX C

ANDRX CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(as amended)

      The Board of Directors of Andrx Corporation, a Delaware corporation (the “Company”) adopted this amendment to the Employee Stock Purchase Plan (the “Plan”) effective June 13, 2003, to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company’s Andrx Group common stock, par value $0.001 per share (the “Common Stock”). The Plan is for the benefit of the employees of Andrx Corporation and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1. SHARES SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 650,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

2. ADMINISTRATION.

      The Plan shall be administered by the Board or by a Committee appointed by the Board (the “Committee”). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. INTERPRETATION.

      It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4. ELIGIBLE EMPLOYEES.

      Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of a Purchase Period (as defined in Section 8 below); (b) an employee whose customary employment is for less than nine months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this Section 4, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee). The term “participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5. PARTICIPATION IN THE PLAN.

      An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the person designated on the form to receive such form for the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period.

6. PAYROLL DEDUCTIONS.

      At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan in any whole percent amount, but in no event less than one percent (1%) nor more than fifteen percent (15%) (or such lower percentage as may be established by the Board or Committee), not to exceed $25,000 per year. An employee may not during any Purchase Period change his or her percentage of payroll deduction for that Purchase Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 20 below.

7. INTEREST ON PAYROLL DEDUCTIONS.

      The Company and participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company may, but is not required to, credit interest on the balance of the employees’ accounts during the Offering Period. If interest is credited to such accounts, the rate may be a fixed or variable rate determined by the Company.

8. OFFERING AND PURCHASE PERIODS.

      The periods during which the shares of Common Stock may be purchased (the “Offering Period”) will be 24 months or such other period as is determined by the Committee. Within the Offering Period, there will be four or more “Purchase Periods.” Purchase Periods are the time periods determined by the Committee at the end of which the shares of Common Stock may be purchased by the employees based on the salary deductions of such periods. The initial Offering Period shall commence on the date determined by the Committee and end on a date determined by the Committee, and every Offering Period thereafter, shall commence immediately after the prior Offering Period ends and shall be a 24-month period until changed by the Committee. The initial Purchase Period shall commence on the first day of the Offering Period and end on at the end of the sixth month from the commencement of the Purchase Period until changed by the Committee, and every Purchase Period thereafter, shall commence immediately after the prior Purchase Period ends and shall be a six month period until changed by the Committee.

9. RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

      Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the “Purchase Price”) shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Purchase Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above or the par value of the Common Stock. For purposes of the Plan, “fair market value” means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation system, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith.

10. TIMING OF PURCHASE; PURCHASE LIMITATION.

      Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Purchase Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 25 below.

11. ISSUANCE OF STOCK CERTIFICATES.

      As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Committee. The Agent may hold the shares purchased under the Plan in stock certificates, in nominee names and may commingle shares held in its custody in a single account or stock certificates without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice, instruct the Agent to have all or part of such shares reissued in the participating employee’s own name and have the stock certificate delivered to the employee.

12. WITHHOLDING OF TAXES.

      To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the payroll department of the Company in writing of such transfer.

13. ACCOUNT STATEMENTS.

      The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases shares of Common Stock under the Plan, but no more frequently than quarterly, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.

14. PARTICIPATION ADJUSTMENT.

      If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

15. CHANGES IN ELECTIONS TO PURCHASE.

      (a) A participating employee may, at any time prior to the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

      (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

16. TERMINATION OF EMPLOYMENT.

      In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by death or retirement (under Section 17 below) prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.

17. RETIREMENT.

      In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, the participating employee may elect, within 30 days after the date of such retirement, one of the following alternatives:

(a) To make up any deficiency in the employee’s account resulting from the termination of payroll deductions by an immediate cash payment;

(b) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(c) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

      In the event the participating employee does not make an election within the aforesaid 30-day period, he or she will be deemed to have elected subsection (c) above.

18. LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

      Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

      If such employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s payroll department within 10 days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a) To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) To not make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c) To withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

      A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 18.

      If any employee fails to deliver the required written notice within 10 business days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection (c) above.

      If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.

19. DEATH.

      In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee’s death (but no later than the last day of the Purchase Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

(a) To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(c) To withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

      In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee’s account shall be paid to such legal representatives.

20. TERMINATION OF PARTICIPATION.

      A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Purchase Period or the next two subsequent Purchase Periods, but, if otherwise eligible, the employee may elect to participate in Purchase Periods thereafter.

21. ASSIGNMENT.

      No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s designated beneficiary (pursuant to such procedures as the Committee establishes) or absent such designation to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22. APPLICATION OF FUNDS.

      All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees’ accounts will not be segregated.

23. NO RIGHT TO CONTINUED EMPLOYMENT.

      Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee’s

24. AMENDMENT OF PLAN.

      The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan.

25. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

      The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the stockholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Company had approved the Plan on the effective date. If the stockholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

26. EFFECT OF CHANGES IN CAPITALIZATION.

      (a) Changes in Common Stock.

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

      (b) Reorganization in Which the Company is the Surviving Corporation.

Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

(c)	Reorganization in Which the Company is not the Surviving Corporation or Sale of Assets or Stock.

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

      (d) Adjustments.

Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

      (e) No Limitations on Company.

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27. GOVERNMENTAL REGULATION.

      The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28. STOCKHOLDER RIGHTS.

      Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29. RULE 16B-3.

      Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30. PAYMENT OF PLAN EXPENSES.

      The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 11.

ANDRX CORPORATION
ANNUAL MEETING OF STOCKHOLDERS JUNE 13, 2003, 9:00 AM (EASTERN TIME)
This Proxy is Solicited on Behalf of the Board of Directors of
Andrx Corporation

     The undersigned hereby appoints Richard J. Lane and Scott Lodin as Proxies each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Andrx Corporation — Andrx Group common stock, $0.001 par value per share, held of record by the undersigned on April 25, 2003 at the Annual Meeting of Stockholders to be held on June 13, 2003 or any adjournment or adjournments thereof.

     Andrx’s Board recommends a vote FOR proposals 1, 2, 3 and 4.

     Proposal 1.

☐	FOR ALL THE NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Joseph E. Breslin                Carter H. Eckert                Irwin C. Gerson

    (INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below.)

     Proposal 2. To approve an amendment to the 2000 Stock Option Plan.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

     Proposal 3. To approve an amendment to the Employee Stock Purchase Plan.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

     Proposal 4. To ratify the selection of Ernst & Young LLP as independent auditors for Andrx Corporation for the fiscal year ending December 31, 2003.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

     In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3 and 4.

Dated:	, 2003

(Signature)

(Signature)
Please date this proxy and sign your name exactly as it appears hereon.

Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his/her office.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.